Exhibit 24(b)(8.98)

SIXTH AMENDMENT

TO SELLING AND SERVICES AGREEMENT

            This Sixth Amendment dated as of Sept. 17th___________, 2010 by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ILIAC”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.)(“ING Financial”)(collectively “ING”), and Pioneer Funds Distributor, Inc. (“Distributor”) is made to the Selling and Services Agreement dated as of April 5, 1999 (the “Agreement”) as amended on July 1, 1999, December 21, 1999, March 1, 2003, March 1, 2008, and April 1, 2009.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties wish to amend certain provisions of the Agreement, as provided below.

            NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

            1.         Subclause (i) under Paragraph 4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(i) for Class A shares, on the annual rate of x.xx% (x.xxxx% quarterly) of the average net assets invested in the Funds in each calendar quarter.  This fee shall be payable quarterly in arrears, as invoiced by ILIAC and ING Institutional to the Distributor for the amount of such fee; and

2.         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

            3.         This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

[Signatures appear on next page.]

ING LIFE INSURANCE AND ANNUITY COMPANY By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President	PIONEER FUNDS DISTRIBUTOR, INC. By: /s/ Joseph Kringdon Name: Joseph Kringdon Title: President
ING Financial ADvisers, LLC By: /s/ David Kelsey Name: David Kelsey Title: COO/VP
ING INSTITUTIONAL PLAN SERVICES, LLC By: /s/ Michelle Sheiowitz, Attorney in Fact Name: Michelle Sheiowitz Title: Vice President

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